Exhibit 23.1



                          Independent Auditors Consent


As independent certified public accountants, we hereby consent to the incorporation in the Amended Registration Statement on Form SB-2/A of our reports dated April 24, 2003 and March 15, 2004 relating to the December 31, 2003 and 2002 and 2001 financial statements of Eternal Technologies Group, Inc. and to all references to this firm under the caption "Experts" in the Prospectus.


                                            /s/ Thomas Leger & Co. LLP
                                           ---------------------------
                                            Thomas Leger & Co. LLP

May 21, 2004